INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Post-Effective Amendment No. 7 to Registration Statement No. 333-01949 and to Registration Statement No. 811-07569, both filed on Form S-6 of Valley Forge Life Insurance Company Variable Life Separate Account of our report on the financial statements of Valley Forge Life Insurance Company, dated February 23, 2000, and our report on the financial statements of the Valley Forge Life Insurance Company Variable
Life Separate Account, dated February 24, 2000, appearing in the Registration Statement and to the reference to us under the heading "Experts" in the Registration Statement.


/s/DELOITTE & TOUCHE LLP

Chicago, Illinois
April 24, 2000